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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nordstrom, Inc. and subsidiaries on Form S-8 of our reports dated March 26, 2004 and June 23, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. and subsidiaries for the year ended January 31, 2004 and appearing in Annual Report on Form 11-K of the Nordstrom 401(k) Plan and Profit Sharing for the year ended December 31, 2003, respectively.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 31, 2004